UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, Davey Tree Surgery Company, a subsidiary of The Davey Tree Expert Company, was named as a defendant in Peter Ely et al. v. Davey Tree Surgery Company, et al., a purported class-action lawsuit in the State of California filed on July 15, 2008 in the Superior Court of the State of California in and for the County of Alameda. The plaintiffs alleged on behalf of themselves and a putative class that Davey Tree Surgery Company failed to comply with California law concerning off-duty meal periods and the required content of paycheck stubs.

The plaintiffs alleged that they and the putative “meal periods” class were not provided with uninterrupted, duty-free 30-minute meal periods. In addition, plaintiffs claimed that because they were allegedly required to work during their meal breaks, Davey Tree Surgery Company violated California’s minimum wage law because they and the putative class members were not paid minimum wage for their alleged work during meal breaks. Plaintiffs also contended that Davey Tree Surgery Company violated California law by not including the time that they and the putative “wage statement” class members worked during their meal periods, their hourly rates of pay and number of hours worked at each hourly rate on their paycheck stubs.

The Court granted plaintiffs’ motion for class certification and certified both the “meal periods” class and the “wage statements” class; some individuals were members of both classes, while others were members of only one class (collectively, the “class members”). A trial was initially scheduled for January 30, 2012.

The trial was rescheduled to March 26, 2012, pending results of a mediation process initiated in January 2012 with plaintiffs and Local Union 1245 of the International Brotherhood of Electrical Workers (the “Union”).

As a result of the mediation, on January 6, 2012, Davey Tree Surgery Company entered into a Settlement Agreement and Release of All Claims (the “Settlement Agreement”) with the plaintiffs, counsel for the class members, and the Union representing the class members.

The Settlement Agreement requires court approval of its terms, a process that could take several months to complete. In the event that the Court denies final approval of the Settlement Agreement with prejudice and both Davey Tree Surgery Company and the plaintiffs have exhausted all means to challenge that denial, the Settlement Agreement will be void in all respects and the litigation will continue.

The Settlement Agreement provides for Davey Tree Surgery Company to pay a total sum of $2,900,000.

* * * * *

This current report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments.

These risks and uncertainties are further discussed in the reports that The Davey Tree Expert Company has filed with the Securities and Exchange Commission (the “SEC”). These reports are available through the EDGAR system free-of-charge on the SEC’s website at http://www.sec.gov and via hyperlink to the SEC’s website on The Davey Tree Expert Company’s web site at http://www.davey.com.

We are under no duty to update any of the forward-looking statements after the date of this current report on Form 8-K to conform these statements to actual future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By: /s/ David E. Adante
David E. Adante
Executive Vice President, Chief Financial Officer
and Secretary
(Principal Financial Officer)

Date: March 1, 2012

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